As filed with the Securities and Exchange Commission on October 18, 2000.

                                            Registration Statement No. 333-89685
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                CP&L Energy, Inc.
             (Exact name of Registrant as specified in its Charter)

                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
           (Address of principal executive office, including zip code)

         North Carolina                               56-2155481
 (State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)


                                CP&L Energy, Inc.
                      Management Deferred Compensation Plan
                            (Full title of the Plan)

                             ----------------------

                             WILLIAM CAVANAUGH III
                 Chairman, President and Chief Executive Officer
                             ROBERT B. MCGEHEE, Esq.
                  Executive Vice President and General Counsel
                                CP&L Energy, Inc.
                             411 Fayetteville Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:

                            TIMOTHY S. GOETTEL, Esq.
                                Hunton & Williams
                          421 Fayetteville Street Mall
                          Raleigh, North Carolina 27601
                                 (919) 899-3094

                              --------------------


================================================================================

             ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT


         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation by Carolina Power & Light Company, a North Carolina corporation ("Carolina Power & Light"), of a new holding company above Carolina Power & Light. The creation of the new holding company was effected through an Agreement and Plan of Share Exchange (the "Plan of Exchange") between Carolina Power & Light and CP&L Energy, Inc. (formerly CP&L Holdings, Inc.), a North Carolina corporation ("CP&L Energy"), then a wholly owned subsidiary of Carolina Power & Light. The Plan of Exchange provided for, among other things, a statutory share exchange pursuant to which all shares of common stock of Carolina Power & Light would be exchanged for shares of common stock of CP&L Energy (the "Share Exchange"). The shareholders of Carolina Power & Light approved the Share Exchange on October 20, 1999.

         As a result of the Share Exchange, which became effective on June 19, 2000, Carolina Power & Light became a direct wholly owned subsidiary of CP&L Energy. Each share of common stock of Carolina Power & Light was exchanged for one share of common stock of CP&L Energy.

         In accordance with Rule 414 under the Securities Act, CP&L Energy, as the successor issuer to Carolina Power & Light, hereby expressly adopts this Registration Statement No. 333-89685 on Form S-8 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

         The Carolina Power & Light Management Deferred Compensation Plan (the "Plan") to which this registration statement relates shall be known as the CP&L Energy, Inc. Management Deferred Compensation Plan. The Plan continues to cover, among others, employees of CP&L Energy and its subsidiaries. However, shares of stock issued in accordance with the Plan shall be shares of CP&L Energy rather than shares of stock of Carolina Power & Light.

         The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on the 18th day of October, 2000.


                                        CP&L ENERGY, INC.

                                        /s/ William Cavanaugh III
                                        -------------------------------------
                                        William Cavanaugh III, Chairman,
                                        President and Chief Executive Officer

                               POWERS OF ATTORNEY

      KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William Cavanaugh III, Robert B. McGehee, and Timothy S. Goettel, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated.


       Signature                                  Title                           Date
       ---------                                  -----                           ----
/s/ William Cavanaugh III              President and Chief Executive          October 18, 2000
-----------------------------           Officer and Chairman of the
    William Cavanaugh III                         Board


/s/ Peter M. Scott                    Executive Vice President and            October 18, 2000
-----------------------------           Chief Financial Officer
    Peter M. Scott                 (and principal accounting officer)

/s/ Edwin B. Borden                     Director                              October 18, 2000
----------------------------
    Edwin B. Borden


/s/ David L. Burner                     Director                              October 18, 2000
----------------------------
    David L. Burner


/s/ Charles W. Coker                    Director                              October 18, 2000
----------------------------
    Charles W. Coker


/s/ Richard L. Daugherty                Director                              October 18, 2000
----------------------------
    Richard L. Daugherty


/s/ Estell C. Lee                       Director                              October 18, 2000
----------------------------
    Estell C. Lee


/s/ William O. McCoy                    Director                              October 18, 2000
----------------------------
    William O. McCoy


/s/ E. Marie McKee                      Director                              October 18, 2000
----------------------------
    E. Marie McKee


/s/ John H. Mullin, III                 Director                              October 18, 2000
----------------------------
    John H. Mullin, III


/s/ J. Tylee Wilson                     Director                              October 18, 2000
----------------------------
    J. Tylee Wilson

The Plan

         Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 18, 2000.

                        CP&L ENERGY, INC.
                        MANAGEMENT DEFERRED COMPENSATION PLAN


                         By: /s/ Robert D. Stock
                             --------------------------------------------------
                             Robert D. Stock on behalf of the CP&L Energy, Inc. Management Deferred Compensation Plan Administrative Committee